 Exhibit 99.1

Celanese Corporation
1601 West LBJ Freeway
Dallas, Texas 75234-6034

Celanese Updates Outlook for Full Year 2011 Results;
Expects Continued Earnings Growth for Full Year 2012

DALLAS, January 17, 2012 --- Celanese Corporation (NYSE: CE), a global technology and specialty materials company, today updated its full year 2011 outlook for adjusted earnings per share.  Previously, the company expected 2011 adjusted earnings per share to be between $4.60 and $4.70. The company now projects 2011 adjusted earnings per share of approximately $4.45, which would represent record annual performance for the company.

The company’s update reflects weakened fourth quarter economic conditions, particularly in Europe, resulting in lower than expected customer demand during the latter part of the fourth quarter of 2011.  Lower end-market demand in Europe led to a sharp inventory destocking in its Acetyl Intermediates segment, which temporarily compressed margins in the fourth quarter of 2011.  Additionally, the company estimated an impact of approximately $0.10 to adjusted earnings per share related to FIFO and other inventory items due to the destocking. The company also noted a modest impact to volumes in the company’s Advanced Engineered Materials segment.

“Near-term uncertainty in Europe translated into more cautious buying behavior at the end of the quarter resulting in lower fourth quarter volumes and lower earnings than we previously expected,” said David Weidman, chairman and chief executive officer. “We are experiencing improved order patterns as the first quarter progresses and expect to deliver earnings in 2012 that are above current consensus estimates for adjusted earnings per share that average $4.70. With our leading technology, low cost positions, and strong presence in emerging economies, we remain confident we will meet our 2013 earnings growth objectives.”

Celanese will host a conference call to discuss its preliminary full year 2011 outlook on Wednesday, January 18, 2012, beginning at 9:00 a.m. Eastern time.  Commenting on the outlook will be Steven Sterin, senior vice president and chief financial officer and president of Celanese’s Advanced Fuel Technologies business, and Doug Madden, chief operating officer.  This call will be available by webcast at www.celanese.com in the investor section or by phone at the following numbers:

Dial-in Number:  800.591.6942

Secondary Dial-in Number: 617.614.4909

Participant Passcode: 90755186

The webcast replay will be available on demand at www.celanese.com.

As previously announced, the company will distribute its fourth quarter earnings press release before the New York Stock Exchange opens on Tuesday, January 31, and will also host a conference call on that date.  The release will also be available at www.celanese.com.

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Contacts:
Investor Relations	Media Relations
Jon Puckett	Linda Beheler
Phone: +1 972 443 4965	Phone: +1 972 443 4924
Telefax: +1 972 443 8519	Telefax: +1 972 443 8519
Jon.Puckett@celanese.com	Linda.Beheler@celanese.com

About Celanese
Celanese Corporation is a global technology leader in the production of specialty materials and chemical products which are used in most major industries and consumer applications. Our products, essential to everyday living, are manufactured in North America, Europe and Asia. Known for operational excellence, sustainability and premier safety performance, Celanese delivers value to customers around the globe with best-in-class technologies. Based in Dallas, Texas, the company employs approximately 7,250 employees worldwide and had 2010 net sales of $5.9 billion, with approximately 72% generated outside of North America. For more information about Celanese Corporation and its global product offerings, visit www.celanese.com.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “can,” “could,” “might,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of business cycles, particularly in the automotive, electrical, electronics and construction industries; changes in the price and availability of raw materials; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedule acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products; compliance and other costs and potential disruption or interruption of production or operations due to accidents, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; and various other factors discussed from time to time in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Use of Non-U.S. GAAP Measure

This release uses adjusted earnings per share as a non-U.S. GAAP financial measure. This measure is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for adjusted earnings per share is earnings per common share-diluted. Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities, where applicable, and specifically excludes changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the tax rate used for U.S. GAAP reporting in any given reporting period. We are unable to reconcile the updated estimated adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of our actual U.S. GAAP tax rate is not practical. The company will provide a reconciliation of adjusted earnings per share to earnings per common share-diluted for the year ended December 31, 2011 when the company makes its normal earnings release on January 31, 2012.